UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 7, 2008

Century Aluminum Company
(Exact name of registrant as specified in its charter)

Delaware	0-27918	13-3070826
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2511 Garden Road Building A, Suite 200 Monterey, California (Address of principal executive offices)	93940 (Zip Code)
(831) 642-9300
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Compensatory Arrangements of Certain Officers

Amended and Restated Annual Incentive Plan

On April 7, 2008, the Compensation Committee approved and Century’s Board of Directors adopted an Amended and Restated Annual Incentive Plan (the “Annual Plan”) for its senior-level employees who occupy key executive positions within Century or its subsidiaries.  A summary of certain key terms of the Annual Plan is set forth below.

Annually, the Compensation Committee in consultation with the Chief Executive Officer determines the list of participants eligible to participate in the Annual Plan, the target award for the year and the performance measures to be achieved during the year.  The target award is a percentage of the participant’s annual salary.  The performance goals to be achieved are based on operating, strategic, individual and other measures which the Compensation Committee determines to be of material importance to the growth and profitability of Century.

The Compensation Committee in consultation with the Chief Executive Officer determines in the first quarter of the year following each plan period, Century’s performance against the pre-determined goals established by the Compensation Committee the preceding year.  The amount of the target award paid to each recipient will be based on the achievement of Annual Plan goals at the threshold, target or outstanding level.  The achievement level determines the percentage used in calculating the amount of award to be paid to each participant.  Awards are paid in cash, unless the Compensation Committee, in its discretion, determines that payment in shares of Century’s common stock would be more prudent.

The preceding summary of the Annual Plan is qualified in its entirety by reference to the full text of the Annual Plan which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Long-Term Incentive Plan

On April 7, 2008, the Compensation Committee approved and Century’s Board of Directors also adopted a Long-Term Incentive Plan (“Long-Term Plan”) to replace the Implementation Guidelines for Performance Share Awards under the Amended and Restated 1996 Stock Incentive Plan (“1996 Plan”) for performance share awards granted in 2008 and thereafter.  The Long-Term Plan was established to advance Century’s interests by giving its senior-level employees who occupy key executive positions, the opportunity to earn long-term incentive awards and to acquire a proprietary interest in Century through the achievement of performance goals.  A summary of certain key terms of the Long-Term Plan is set forth below.

The Long-Term Plan consists of overlapping periods of three consecutive calendar years each (the “Plan Period”).  On or before March 30 of the first calendar year of each Plan Period, the Compensation Committee in consultation with the Chief Executive Officer determines the participants eligible to participate in the Long-Term Plan.  Awards under the Long-Term Plan will have two components:  one half of the award consists of time-vesting performance share units to be settled in shares of Century’s common stock issued under the Company’s Amended and Restated 1996 Stock Incentive Plan and the other half consists of performance units to be settled in cash based on the achievement of individual and company goals during the Plan Period.

Time-vesting performance share units are granted to the participant at the beginning of the Plan Period when the Long-Term Plan award is made.  The number of time-vesting performance share units granted is based on half of the participant’s Long-Term Plan award divided by the average closing price of the Company’s common stock for the 60 trading days immediately preceding the date of the award.  Time-vesting performance share units vest in full on the last day of the Plan Period.

At the beginning of each Plan Period, the Compensation Committee in consultation with the Chief Executive Officer establishes the Target Award for each participant and the goals to achieve during the Plan Period.  Goals consist of performance measures that include strategic objectives, free cash flow from operations, relative total shareholder return as measured against Century’s peer group and such other objectives which the Compensation Committee considers to be of material importance in the growth and profitability of Century.  At the conclusion of the Plan Period, the Compensation Committee in consultation with the Chief Executive Officer reviews the performance measures achieved during the Plan Period and determines whether these goals were achieved at either the threshold, target or outstanding level.  The achievement level determines the amount of performance units earned by each participant during the Plan Period.  Each performance unit is paid in cash at a rate of $1.00 per each earned performance unit.

The preceding summary of the Long-Term Incentive Plan is qualified in its entirety by reference to the full text of the Long-Term Plan, form of time-vesting performance share unit agreement and form of performance unit award agreement which are attached hereto as Exhibits 10.2, 10.3 and 10.4 respectively, and are incorporated by reference herein.

Item 8.01 Other Events

Board of Director Fees

At its meeting on April 7, 2008, the Compensation Committee (“Compensation Committee”) of Century’s Board of Directors (the “Board”) determined the compensation to be paid to each non-employee director for his service as a director of Century.  Directors who are employees of Century are not compensated for their services on the Board.

Effective January 1, 2008, each non-employee director receives an annual retainer of $45,000, except the Chairman of Century’s Board of Directors who receives $110,000.  At each director’s election, the annual compensation may be paid in cash or in time-based performance shares.  Annually, each director also receives time-based performance shares valued at $75,000 which may be deferred, at the director’s election, until his termination from service.  These annual time-based performance shares are calculated based on the average closing price of Century’s common stock for the 60 trading days preceding the grant date.  The Chairmen of the Audit and Compensation Committees each receive an additional $10,000 annual fee and the Chairmen of the Governance and Nominating, and Health, Safety and Sustainability Committees each receive an additional $5,000 annual fee.  If a Lead Director is appointed to the Board, the Lead Director will receive an additional annual fee of $25,000 payable at his election, either in cash or time-based performance shares.  Each non-employee director also receives an additional $2,000 for each Board or Board Committee meeting attended.  The Chairman of the Audit Committee receives an additional $1,000 per Audit Committee Meeting attended.  All directors are reimbursed for their travel and other expenses incurred in attending Board and Board Committee meetings.

All newly elected directors to the Board after January 1, 2008, receive a one-time grant of 1,000 time-based performance shares which vest in two installments, half on the one year anniversary of the date the director joined the Board and half on the second anniversary of that date.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are being furnished with this report pursuant to Item 5.02:

Exhibit Number	Description
10.1	Amended and Restated Annual Incentive Plan
10.2	Long-Term Incentive Plan
10.3	Form of Long-Term Incentive Plan (Time-Vesting Performance Share Unit Award Agreement)
10.4	Form of Long-Term Incentive Plan (Performance Unit Award Agreement)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTURY ALUMINUM COMPANY
Date:	April 11, 2008	By:	/s/ William J. Leatherberry
Name: William J. Leatherberry Title: Vice President, Assistant General Counsel and Assistant Secretary